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                                                                    EXHIBIT 5.1


(214) 969-1368


                                  May 28,1997

InterVoice, Inc.
17811 Waterview Parkway
Dallas, Texas 75252

           Re:  1990 INCENTIVE STOCK OPTION PLAN
                REGISTRATION STATEMENT ON FORM  S-8

Gentlemen.

      We are general counsel for InterVoice, Inc., a Texas corporation (the "Company"), and have acted as such in connection with the registration under the Securities Act of 1933, as amended(the "Securities Act"), of 750,000 shares of the Company's Common Stock, no par value (the "Shares"), for issuance under the Company's 1990 Incentive Stock Option Plan, as amended (the "Plan").

      We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.

      In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible.

      Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                 Respectfully submitted,

                                                 THOMPSON & KNIGHT,
                                                 A Professional Corporation


                                                 By:/s/ David E. Morrison
                                                    ---------------------------
                                                    David E. Morrison, Attorney